UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2016

Vericel Corporation
(Exact name of registrant as specified in its charter)

Michigan		001-35280		94-3096597
(State or other jurisdiction of		(Commission File Number)		(l.R.S. Employer Identification No.)
incorporation)

64 Sidney Street
	Cambridge, MA		02139
	(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 556-0311

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On November 16, 2016, Vericel Corporation (the “Company”) received notice from Stonepine Capital, LP (“Stonepine”), an existing holder of shares of the Company’s Series A Preferred Stock (the “Preferred Stock”), electing to convert 1,250 shares of Preferred Stock into 1,250,000 shares of the Company's common stock (the “Common Stock”) pursuant to the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock dated as of December 21, 2015 (the “Certificate of Designation”). After the conversion on November 28, 2016, zero shares of Preferred Stock of the Company will remain outstanding.

The issuance of Common Stock in connection with the Certificate of Designation was made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) of the Securities Act, on the basis that the exchange constitutes an exchange with an existing holder exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Dated: November 29, 2016	By:	/s/ Gerard Michel
Name: Gerard Michel
Title: Chief Financial Officer and Vice President Corporate Development